Exhibit 4.84

Power of Attorney

I hereby appoints Ambow Education Management (Hong Kong) Ltd. as the agent of the shareholders to attend the shareholder meetings of IValley Co., Ltd. (“IValley”), and to exercise all voting rights to which I am entitled as a shareholder of IValley.

Please attend the certificate (or attendance card) sent to the collecting agent. If you change the meeting, this contract is still valid.

To:

IValley Co., Ltd.

Client (Shareholder): Chiao-Ling Hsu	Trustee: Ambow Education Management (Hong Kong) Ltd.

Signature:	/s/

Number of holding shares: 720,000	Corporate Seal

Power of Attorney

I hereby appoints Ambow Education Management (Hong Kong) Ltd. as the agent of the shareholders to attend the shareholder meetings of IValley Co., Ltd. (“IValley”), and to exercise all voting rights to which I am entitled as a shareholder of IValley.

Please attend the certificate (or attendance card) sent to the collecting agent. If you change the meeting, this contract is still valid.

To:

IValley Co., Ltd.

Client (Shareholder): Shu Hui Cai	Trustee: Ambow Education Management (Hong Kong) Ltd.

Signature:	/s/

Number of holding shares: 480,000	Corporate Seal